THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES ACTS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

LIFESTREAM TECHNOLOGIES, INC.

DATE OF INITIAL ISSUANCE: , 2001

THIS CERTIFIES THAT, for value received, the Holder (as defined below) is entitled to purchase from the Company (as defined below), at any time prior to __________, 2003, _______________shares (_______) shares of Common Stock (as defined below) of the Company (subject to adjustment as hereinafter provided), at the Warrant Price of Two dollars and fifty cents ($2.50) per share, which shall be payable in lawful money of the United States of America upon the exercise hereof. The exercise of this Warrant shall be subject to the provisions, limitations, and restrictions herein contained and may be exercised in whole or in part.

SECTION 1. DEFINITIONS.

For all purposes of this Warrant, the following terms shall have the meanings indicated:

"Common Stock" shall mean and include the Company's common stock, $.001 par value, now or hereafter authorized by the Company's articles of incorporation.

"Company" shall mean Lifestream Technologies, Inc., a Nevada corporation.

"Current Market Price" shall mean the average of the daily closing prices of one share of Common Stock for the thirty (30) consecutive business days ending on the day before the day in question and such average will be adjusted for any stock dividend, split, combination or reclassification that took effect during such thirty (30) business day period. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by Nasdaq on such day, or if, on any day in question, the Common Stock shall not be quoted on Nasdaq, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by Nasdaq. Notwithstanding the foregoing, if the Common Stock is not traded in such manner that the prices referred to above are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company (which determination shall be conclusive absent manifest error).

"Excluded Stock" shall mean shares of Common Stock issued by the Company (i) all shares of Common Stock issued in connection with the acquisition of another company by the Company by merger or other reorganization whereby the Company owns, upon consummation of such acquisition, more than fifty percent (50%) of the voting power to elect the directors of such other company, or in connection with the acquisition of all or substantially all of the assets of such other company, (ii) employee stock options and (iii) and in connection with conversion of notes, warrants and options issued pursuant to or previous to this warrant dated July 30, 2001 .

"Holder" shall mean _________________________ or registered assigns of all or any portion of this Warrant.

"Nasdaq" shall mean the Nasdaq Stock Market or the Over-The-Counter Bulletin Board.

"Notice of Exercise" shall mean the Notice of Exercise of Warrant to Purchase Common Stock of Lifestream Technologies, Inc. attached hereto and hereby incorporated herein.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"State Acts" shall mean any applicable state or local securities or blue sky acts.

"Warrant" shall mean this Warrant.

"Warrant Price" shall mean Two dollars and fifty cents ($2.50) per share, subject to adjustment in accordance with Section 2 hereof.

"Warrant Shares" shall mean shares of Common Stock purchased or purchasable by the Holder upon the exercise of this Warrant.

SECTION 2. EXERCISE OF WARRANT.

2.1. Procedure for Exercise of Warrant. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company as provided in Section 11 hereof at any time prior to ___________, 200_: (a) a Notice of Exercise; (b) cash or certified or official bank check, payable to the order of the Company in the amount of the Warrant Price; and (c) this Warrant. Upon payment of the Warrant Price, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares may not then be actually delivered to the Holder. The Company shall, as promptly as practicable thereafter, and in any event within five (5) business days thereafter, execute, or cause to be executed, and deliver to the Holder, or the Holder's nominee, a certificate or certificates representing the aggregate number of Warrant Shares specified in the Notice of Exercise. Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the remaining shares of Common Stock covered by this Warrant. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of such stock certificates pursuant to this Section 2.1 regardless of the name or names in which such stock certificates shall be registered. As a condition to exercise of this Warrant, the Company may request the Holder to execute and deliver to the Company a letter evidencing the Holder's investment intent and containing provisions necessary to evidence the applicability of exemptions from registration under applicable securities laws.

2.2. Transfer Restriction Legend; Registration Rights Agreement. Each certificate for Warrant Shares initially issued upon exercise of this Warrant shall bear a legend in substantially the following form (and any additional legend appropriate under the State Acts) on the face or back thereof unless such Warrant Shares shall be registered under the Securities Act and the State Acts at the time of exercise:

"The shares represented by this stock certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), nor under any state securities laws (the "State Acts") and shall not be transferred at any time in the absence of (i) an effective registration statement under the Act and the State Acts with respect to such shares at such time; or (ii) an opinion of counsel satisfactory to the Company and its counsel, to the effect that such transfer at such time will not violate the Act or any applicable State Acts; or (iii) a "no action" letter from the Securities and Exchange Commission and a comparable ruling from any similar state agency with respect to the State Acts."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless in the opinion of counsel for the holder thereof (which counsel and opinion shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend. The parties expressly acknowledge and agree that the Warrant Shares are subject to registration pursuant to the Registration Rights Agreement by and among the parties dated of even date herewith.

2.3. Character of Warrant Shares. All Warrant Shares shall be duly authorized, validly issued, and, upon payment of the Warrant Price, fully paid and nonassessable.

2.4. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 2.5 hereof, the Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares (calculated to the nearest one-tenth (1/10) of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

2.5. Adjustment of Warrant Price. The Warrant Price shall be subject to adjustment from time to time as follows:

(a) If the Company issues shares of Common Stock other than Excluded Stock without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Common Stock, the Warrant Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the quotient obtained by dividing:

(i) an amount equal to the sum of:

(A) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to Section 2.5(a)(iii)(C) hereof and to Section 2.5(b)) immediately prior to such issuance multiplied by the Warrant Price in effect immediately prior to such issuance, plus

(B) the consideration received by the Company upon such issuance, by

(ii) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to Section 2.5(a)(iii)(C) and to Section 2.5(b)) immediately after such issuance of such Common Stock.

(iii) For the purposes of any adjustment of the Warrant Price pursuant to this Section 2.5(a), the following provisions shall be applicable:

(A) When Common Stock is issued for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof;

(B) When Common Stock is issued for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Company (which determination shall be conclusive absent manifest error), irrespective of any accounting treatment; provided, however, that such fair market value determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued;

(C) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

(1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 2.5(a)(iii)(A) and (B) above with the proviso in Section 2.5(a)(iii)(B) above being applied to the number of shares of Common Stock deliverable upon such exercise) received by the Company upon the issuance of such options or rights, plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversions or exchanges thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 2.5(a)(iii)(A) and (B) above with the proviso in Section 2.5(a)(iii)(B) above being applied to the number of shares of Common Stock deliverable upon such conversion, exchange or exercise);

(3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from any antidilution provisions thereof, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

(4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(b) If the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split of shares of Common Stock, then the Warrant Price in effect immediately prior to such stock dividend, subdivision or split shall be proportionately decreased and the number of Warrant Shares shall be proportionately increased.

(c) If the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

(d) If the Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of the Common Stock shares of its capital stock other than Common Stock, stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in each such case, the Warrant Price in effect immediately prior to such dividend or distribution shall be adjusted as follows. Immediately following the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to (i) the Current Market Price of one share of Common Stock less (ii) the fair market value (as determined by the Board of Directors of the Company, which determination shall be conclusive absent manifest error) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, and of which the denominator shall be the Current Market Price.

(e) All calculations under this Section 2.5 shall be made to the nearest one-tenth (1/10) of a share.

(f) Whenever the Warrant Price shall be adjusted as provided in this Section 2.5, the Company shall prepare a statement showing the facts requiring such adjustment and the Warrant Price and the number of Warrant Shares that shall be in effect after such adjustment. The Company shall cause a copy of such statement to be sent to the Holder. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of Section 2.5(h) hereof.

(g) Adjustments made pursuant to Sections 2.5(b), (c) and (d) shall be made on the date such dividend, subdivision, split, combination or distribution is made, and shall become effective at the opening of business on the business day next following the record date for the determination of shareholders entitled to such dividend, subdivision, split, combination or distribution.

(h) In the event the Company shall propose to take any action of the types described in Sections 2.5(b), (c), or (d) the Company shall forward, at the same time and in the same manner, to the Holder such notice, if any, that the Company shall give to the holders of capital stock of the Company. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(i) Whenever the provisions of this Section 2.5 shall require that an adjustment shall become effective immediately after the record date for an event and the Holder exercises its Warrant after such record date and before the occurrence of such event, the Company may defer until the occurrence of such event issuing to the Holder the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(j) The sale or other disposition of any Common Stock theretofore held in the treasury of the Company shall be deemed to be an issuance thereof.

2.6 Exercise of Warrant and Effect on Beneficial Ownership. Notwithstanding anything contained herein to the contrary, the Company shall not effect any exercise of Warrants, and no Holder of Warrants shall have the right to exercise any Warrants, to the extent that after giving effect to such exercise, the beneficial owner of such shares (together with such person's affiliates) would have acquired, through exercise of Warrants or otherwise, beneficial ownership of a number of shares of Common Stock during the 60-day period ending on and including the date of such exercise (the "60-Day Period"), that, when added to the number of shares of Common Stock beneficially owned by such person (together with such person's affiliates) at the beginning of the 60-Day Period, exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrants with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, non-exercised Warrants beneficially owned by such person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2.6, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 2.6, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the conversion of the Notes and exercise of the Warrants, by such holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

SECTION 3. OWNERSHIP AND TRANSFER.

3.1. Ownership. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 3.

3.2. Transfer and Replacement. Subject to restrictions on transfer of this Warrant under the Securities Act or the State Acts, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder.

SECTION 4. MERGERS, CONSOLIDATIONS, SALES.

In the case of any proposed consolidation or merger of the Company with another corporation, or the proposed sale of all or substantially all of the Company's assets or any proposed reorganization or reclassification of the securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the terms and conditions specified herein, in lieu of the Warrant Shares immediately theretofore purchasable hereunder, such shares of stock or securities or assets as may by virtue of such consolidation, merger, sale, reorganization or reclassification be issued or payable with respect to or in exchange for the Warrant Shares purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification as if this Warrant had theretofore been exercised. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as the Holder is entitled to receive hereunder.

SECTION 5. NOTICE OF DISSOLUTION OR LIQUIDATION.

In case of any distribution of the assets of the Company in dissolution, winding up or liquidation (except under circumstances when Section 4 hereof shall be applicable), the Company shall give notice thereof to the Holder and shall make no distribution to shareholders of the Company until the expiration of ten (10) days from the date of mailing of the aforesaid notice and, in any case, the Holder may exercise this Warrant within ten (10) days from the date of the giving of such notice, and all rights herein granted not so exercised within such ten (10) day period shall thereafter become null and void.

SECTION 6. NOTICE OF EXTRAORDINARY DIVIDENDS.

If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earnings or earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than ten (10) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder shall not participate (except as otherwise provided in Section 2.5 hereof) in such dividend or other distribution unless this Warrant is exercised prior to such record date. The provisions of this Section 6 shall not apply to distributions made in connection with transactions covered by Section 4 hereof.

SECTION 7. FRACTIONAL SHARES.

Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 7, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the value of such fractional share (as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive absent manifest error).

SECTION 8. TAXES.

The Company covenants and agrees that it will pay when due and payable any and all federal, state and local taxes other than taxes upon the income of the Holder that may be payable because of the issuance of this Warrant or any Common Stock or certificates therefore issuable upon the exercise of this Warrant.

SECTION 9. CLOSING OF TRANSFER BOOKS.

The right to exercise this Warrant shall not be suspended during any period while the stock transfer books of the Company may be closed. The Company shall not be required, however, to deliver certificates for the Warrant Shares while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall be delivered as soon as practicable thereafter.

SECTION 10. COVENANTS OF THE COMPANY.

10.1. Reserved Shares. The Company shall reserve and set apart and have available for issuance at all times, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, the number of shares of Common Stock sufficient to provide for the exercise of this Warrant.

10.2. Binding Upon Successors. This Warrant shall be binding upon any corporation, entity or person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

SECTION 11. NOTICES.

Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail, postage prepaid, to the Holder's address as set forth in the Company's records, or to such other address as shall have been furnished to the Company in writing by the Holder, and a copy of any such notice shall be provided to Holders counsel as notified from time to time by Holder to the Company. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail, postage prepaid, to, the address of the Company as set forth following its signature below, or to such other address as shall have been furnished to the Holder in writing by the Company. Any notice or other document so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Lifestream Technologies, Inc.

510 West Clearwater Loop, Suite 101

Post Falls, Idaho 83854

Attention: Brett Sweezy

If to Holder:

____________________

____________________

____________________

____________________

SECTION 12. NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY.

This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of the purchase of shares of Common Stock by the Holder pursuant to this Warrant, shall give rise to any liability of the Holder for the exercise price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or any third party.

SECTION 13. LAW GOVERNING.

This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

SECTION 14. MISCELLANEOUS.

This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the _th day of _______, 2001.

LIFESTREAM TECHNOLOGIES, INC.

By:

Title:

Address: 510 Clearwater Loop, Suite 101

Post Falls, ID 83854

ASSIGNMENT

TO BE EXECUTED BY THE REGISTERED HOLDER

TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Warrant Shares set forth below:

Name and Address of Assignee No. of Warrant Shares

and does hereby irrevocably constitute and appoint as Attorney ____________________ to register such transfer on the books of the Company maintained for purpose, with full power of substitution.

Dated: _______________, 200___

Name of Holder

Signature Guarantee:

By:

Title:

(Affix Stamp)

By:

Title:

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

The signature to this assignment must be guaranteed by a national bank or trust company or by a firm having membership on the New York Stock Exchange.

NOTICE OF EXERCISE

OF WARRANT TO PURCHASE

COMMON STOCK OF LIFESTREAM TECHNOLOGIES, INC.

To: Lifestream Technologies, Inc.

510 Clearwater Loop

Suite 101

Post Falls, ID 83854

The undersigned, the registered owner of this Warrant, hereby irrevocably elects to exercise the purchase rights represented thereby for, and to purchase thereunder, _________ shares of common stock of Lifestream Technologies, Inc. and herewith makes payment of $__________ therefore, and requests that the certificates evidencing such shares be issued in the name of and be delivered to:

Name:

Address:

Tax I.D. Number

and if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.

Dated: _____________, ______

Name of Holder

By:

Title: